                                                                     Exhibit 23
Consent

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in this Annual Report on Form 10-K of Northway Financial, Inc. of our report dated January 16, 2004, relating to the consolidated statements of financial condition of Northway Financial, Inc. and Subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of income, changes in stockholders' equity, comprehensive income and cash flows for each of the years in the three-year period ended December 31, 2003.

                                         /S/ Shatswell, Macleod & Company, P.C.
                                         --------------------------------------
                                         SHATSWELL, MacLEOD & COMPANY, P.C.

West Peabody, Massachusetts
March 23, 2004